LOAN AGREEMENT

March 12, 2015

For value received, the undersigned Voice Life, Inc. (the “Borrower”) at 7071 Warner Ave. Suite 460 Huntington Beach, CA 92647, promises to pay the the order of Robert Smith (the “Lender”), at 7071 Warner Ave. Suite 460 Huntington Beach, CA 92647, the sum of up to $10,000.000 without interest, due and payable upon demand from the Lender. There is no formal written commitment for continued support after 2015.

I. TERMS OF REPAYMENT.

A. Payments

The unpaid principal balance shall be payable upon demand from the Lender.

B. Application of Payments

All payments on this Note shall be applied towards the principal balance owed to the Lender. This notye does not accrue interest.

C. Late Fee

The Borrower promises to pay a late charge of $50.00 for every seven (7) days the payment is late after the Lender tenders a demand notice for repayment.

II. PREPAYMENTS

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Lender tendering a demand notice for repayment.

SIGNATURES

Borrower:	Lender:
/s/Robert Smith	/s/Robert Smith
By: Voice Life, Inc.	By: Robert Smith
Its: CEO
Name: Robert Smith
Date: March 12, 2015	Date: March 12, 2015